Exhibit 4.1

Amendment, dated as of March 5, 2013, between Wausau Paper Corp., a Wisconsin corporation (the “Corporation”), and Continental Stock Transfer & Trust Company (the “Rights Agent”), as successor to Harris Trust and Savings Bank, to that certain agreement dated as of October 21, 1998, and amended as of August 22, 2000 and as of October 17, 2008, in connection with the declaration of a dividend of one preferred share purchase right for each share of common stock of the Corporation outstanding on November 6, 1998 (the “Rights Agreement”);

The Corporation and the Rights Agent hereby agree that the Rights Agreement is amended at the Corporation’s direction as follows:

1.

Amendment of Rights Agreement.  The definition of “Acquiring Person” as set forth in Section 1(a) of the Rights Agreement shall be and it hereby is amended to insert the following at the end of the first sentence thereof, effective as of the 6th day of March 2013:

; provided however that none of Starboard Value and Opportunity Master Fund LTD or any of the other entities or persons listed on Attachment A to this Agreement or any of their respective Affiliates or Associates (collectively, “Starboard”) shall be deemed to be an Acquiring Person so long as none of Starboard or any of its Affiliates or Associates beneficially owns more than the greater of 17% of the outstanding shares of Common Stock or 8,390,971 shares of Common Stock, in each case in the aggregate.

2.

Ratification of Rights Agreement.  Except as otherwise expressly set forth in paragraph 1, the Rights Agreement is hereby ratified and confirmed and remains in full force and effect as originally entered into as of October 21, 1998, and amended as of August 22, 2000.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and attested, all as of the day and year first above written.

* * * * *

[Signature Page Follows]

WAUSAU PAPER CORP.

By:

SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President and

Chief Financial Officer

Attest:

By:

THERESA J. SELIGER

Theresa J. Seliger

Executive Assistant

CONTINENTAL STOCK TRANSFER &

TRUST COMPANY,

as Rights Agent

By:

JOHN W. COMER, JR.

Name:  John W. Comer, Jr.

Title:  Vice President

Attest:

By:

LESLIE A. DELUCA

Name:  Leslie A. Deluca

Title:  Vice President

ATTACHMENT A

Starboard

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD

STARBOARD VALUE AND OPPORTUNITY S LLC

STARBOARD VALUE LP

STARBOARD VALUE GP LLC

STARBOARD PRINCIPAL CO LP

STARBOARD PRINCIPAL CO GP LLC

JEFFREY C. SMITH

MARK MITCHELL

PETER A. FELD